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                                                                    EXHIBIT 21.1

        SUBSIDIARIES OF FOX/LIBERTY NETWORKS, LLC AS OF MARCH 31, 1998


Fox Sports Net, LLC
FX Networks, LLC
Prime Philadelphia Sports LLC
Fox/Liberty Ad Sales, LLC
Affiliated Regional Communications, Ltd.
Fox/Liberty Network Sales, Inc.
Fox/Liberty SportsCom, LLC
Fox Sports Ad Sales Holdings, LLC
Fox Sports Detroit, LLC
Fox Sports National Holdings, LLC
Prime Network LLC
Sports Holding Inc.
Fox Sports Net Baseball, LLC
Fox Sports RPP Holdings, LLC
Foxwatch Productions, Inc.
Liberty/Fox ARC L.P.
Liberty/Fox Bay Area L.P.
Liberty/Fox Canada LLC
Liberty/Fox Chicago L.P.
Liberty/Fox Distribution L.P.
Liberty/Fox KBL L.P.
Liberty/Fox Network Programming, LLC
Liberty/Fox Northwest L.P.
Liberty/Fox Southeast LLC
Liberty/Fox Sunshine LLC
Liberty/Fox Upper Midwest L.P.
Liberty/Fox Utah LLC
Liberty/Fox West LLC
MASN Holdings, L.L.C.
Professional Sports Services, LLC
Prime Sports Northwest Network
ARC Holding, Ltd.
LMC Southeast Sports, Inc.
Liberty SportSouth, Inc.
LMC Sunshine, Inc.
Prime Sports Network - Upper Midwest
Upper Midwest Cable Partners
Liberty/Fox Arizona LLC
Prime Ticket Networks, L.P.
Rocky Mountain Prime Sports Network
SportSouth Network, Ltd.
SportsChannel Chicago Associates
SportsChannel Bay Area Associates
SportsChannel Prism Associates
Sunshine Network
Fox/Liberty West II, LLC
National Sports Partners
National Advertising Partners
Regional Programming Partners